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         EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

         In connection with the Quarterly Report of The Cronos Group (the "Company") on Form 10-Q for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, Dennis J Tietz, the Chief Executive Officer of the Company, and Peter J Younger, the Chief Financial Officer of the Company, certify, based on their knowledge, that:

         (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         May 14, 2003

                                     /s/ DENNIS J TIETZ
                                     Dennis J Tietz, Chief Executive Officer

                                     /s/ PETER J YOUNGER
                                     Peter J Younger, Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

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* This certification, required by Section 906 of the Sarbanes-Oxley Act of 2002, other than as required by Section 906, is not deemed to be "filed" with the Commission or subject to the rules and regulations promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or to the liabilities of
Section 18 of said Act.

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